                                                                    Exhibit 3.56

                            PJC MANSFIELD REALTY LLC

                       LIMITED LIABILITY COMPANY AGREEMENT

                           Dated as of January 8, 2002

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                            PJC MANSFIELD REALTY LLC

     THIS LIMITED LIABILITY COMPANY AGREEMENT of PJC MANSFIELD REALTY LLC, dated as of January 8, 2002, entered into by PJC SPECIAL REALTY HOLDINGS, INC., a Delaware corporation with its principal office at 50 Service Avenue, Warwick, Rhode Island 02886 ("PJC SPECIAL"), as the sole Member and Manager of PJC MANSFIELD REALTY LLC (the "COMPANY"),

                                WITNESSETH THAT:

     WHEREAS, the Company shall be formed as a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101 ET SEQ. (as from time to time amended and including any successor statute of similar import, the "ACT") as of and by the filing of a Certificate of Formation (the "CERTIFICATE") in the office of the Secretary of State of Delaware; and

     WHEREAS, PJC Special wishes to set out its rights, obligations and duties as the sole Member and Manager with respect to the Company and its business, management and operations;

     NOW, THEREFORE, the sole Member hereby constitutes a limited liability company for the purposes and on the terms and conditions set forth in this Agreement as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     Capitalized terms used in this Agreement shall have the meanings set forth below or in the section of this Agreement referred to below:

     "ACT" shall have the meaning set forth in the recitals to this Agreement.

     "AFFILIATE" shall mean, with respect to any Person, (i) in the case of any such Person which is a partnership, any partner in such partnership; (ii) any other Person which is a Parent, a Subsidiary, or a Subsidiary of a Parent with respect to such Person or to one or more of the Persons referred to in preceding clause (i); and (iii) any other Person who is an officer, director, trustee or employee of, or partner in, such Person or any Person referred to in the preceding clauses (i) and (ii); PROVIDED, HOWEVER, that such term shall not include within its meaning the Company itself or a Subsidiary of the Company.

     "AGREEMENT" shall mean this Limited Liability Company Agreement, including all schedules and exhibits hereto, as it and they may be amended, restated or supplemented from time to time as herein provided.

     "AVAILABLE CASH" shall mean the excess of (i) the cash and short term investments of the

Company over (ii) any reserves established from time to time in accordance with
SECTION 4.3.

     "CERTIFICATE" shall mean the Certificate of Formation of Limited Liability Company of the Company as provided for pursuant to the Act, as originally filed with the office of the Secretary of State of Delaware, as amended and restated from time to time as herein provided.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any subsequent Federal law of similar import, and, to the extent applicable, any Treasury Regulations promulgated thereunder.

     "COMPANY" shall mean the limited liability company hereby established in accordance with this Agreement, as such limited liability company may from time to time be constituted.

     "COMPANY INTEREST" shall mean the interest of the sole Member in the Company, as expressed on Schedule A opposite such Member's name.

     "ENTITY" shall mean any general partnership, limited partnership, corporation, joint venture, trust, limited liability company, business trust, cooperative, association, or governmental unit.

     "FISCAL YEAR" shall mean the fiscal year of the Company and shall be the same as the taxable year of its sole Member. Each Fiscal Year shall commence on the day immediately following the last day of the immediately preceding Fiscal Year.

     "LIQUIDATING TRANSACTION" shall have the meaning set forth in SECTION 6.2.

     "MANAGER" shall mean PJC Special.

     "MEMBER" shall mean PJC Special.

     "PARENT" shall mean, with respect to any Person, any Person which owns directly, or indirectly through one or more Subsidiaries, twenty percent (20%) or more of the voting or beneficial interest in, or otherwise has the right or power (whether by contract, through ownership of securities or otherwise) to control, such Person.

     "PERSON" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

     "SUBSIDIARY" shall mean, with respect to any Person, any Entity (i) in which such Person owns directly, or indirectly through one or more Subsidiaries, twenty percent (20%) or more of the voting or beneficial interest; or (ii) which such Person otherwise has the right or power to control (whether by contract, through ownership of securities or otherwise).

     "TREASURY REGULATIONS" shall mean the Federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as such Treasury Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations).

                                    ARTICLE 2
                     FORMATION OF LIMITED LIABILITY COMPANY

     2.1 FORMATION. The Company is hereby formed as a limited liability company under and pursuant to the Act.

     2.2 COMPANY NAME. The name of the Company shall be "PJC Mansfield Realty LLC". The business of the Company shall be conducted under such name or such other names as may from time to time be established by the Manager.

     2.3 THE CERTIFICATE, ETC. The filing of the Certificate with the Secretary of State of Delaware by the Manager is hereby ratified and confirmed by the sole Member. The Manager hereby agrees to cause to be executed, filed and recorded all such other certificates and documents, including amendments to the Certificate, and to cause to be done such other acts as may be necessary or appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of Delaware and any other jurisdiction in which the Company may own property or conduct business.

     2.4 PRINCIPAL BUSINESS OFFICE, REGISTERED OFFICE AND REGISTERED AGENT. The principal business office of the Company shall be located at 50 Service Avenue, Warwick, Rhode Island 02886, or at such other location as may hereafter be designated by the Manager. The registered office of the Company shall be 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The registered agent for service of process on the Company shall be Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The principal business office, the registered office and the registered agent of the Company may be changed from time to time by the Manager and in accordance with the then applicable provisions of the Act and any other applicable laws.

     2.5 TERM OF COMPANY. The term of the Company shall commence on the date of the initial filing of the Certificate with the office of the Secretary of State of Delaware and shall continue until dissolved pursuant to the provisions of
SECTION 8.1.

     2.6 PURPOSES. The purposes of the Company are to engage in any lawful business that may be engaged in by a limited liability company organized under the Act. In addition, and not in limitation of the foregoing, the Company shall have the following purposes: (i) to acquire, hold, own, operate, maintain, improve, expand, sell, pledge, mortgage, develop, lease, manage, subdivide, exchange or otherwise dispose of real and personal property of every kind and description and interests in Entities which own (directly or indirectly) real and personal property, and (ii) to acquire, hold, own, manage, sell, exchange or otherwise dispose of investments of every kind and description and interests in Entities which own (directly and indirectly) interests in businesses or ventures of every kind.

     2.7 POWERS. In furtherance of its purposes, but subject to all of the provisions of this

Agreement, the Company shall have the power and is hereby authorized to:

          (a) acquire by purchase, lease, contribution of property or otherwise and own, hold, sell, convey, transfer or dispose of real or personal property or securities or other interests in Entities which own or hold, directly or indirectly, real property or interests in businesses or ventures which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

          (b) operate, purchase, maintain, finance, improve, expand, own, sell, convey, assign, mortgage, lease or demolish or otherwise dispose of real or personal property or securities or other interests in Entities which own or hold, directly or indirectly, real property or interests in businesses or ventures which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

          (c) borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Company, and secure the same by mortgage, pledge or other lien on the assets of the Company;

          (d) invest any funds of the Company pending distribution or payment of the same pursuant to the provisions of this Agreement;

          (e) prepay in whole or in part, refinance, recast, increase, modify or extend any indebtedness of the Company and, in connection therewith, execute any extensions, renewals or modifications of any mortgage or security agreement securing such indebtedness;

          (f) enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any Affiliate of a Member and contracts in respect of rendering operating or management services or in respect of acting as a manager to any Person or Persons, necessary to, in connection with, or incidental to the accomplishment of the purposes of the Company;

          (g) establish reserves for capital expenditures, working capital, debt service, taxes, assessments, insurance premiums, repairs, improvements, depreciation, depletion, obsolescence, and general maintenance of buildings and other property out of the rents, profits, or other income received;

          (h) employ or otherwise engage employees, managers, contractors, advisors and consultants and pay reasonable compensation for such services;

          (i) enter into partnerships, limited liability companies or other ventures with other Persons in furtherance of the purposes of the Company; and

          (j) do such other things and engage in such other activities related to the foregoing as may be necessary, convenient or advisable with respect to the conduct of the business of the Company, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

                                    ARTICLE 3
                                 CAPITALIZATION

     3.1  CAPITALIZATION.

          (a) The sole Member shall contribute or cause to be contributed to the Company as promptly as possible following the execution of this Agreement, the sum of One Thousand and 00/100 Dollars ($1,000.00) in cash in consideration for which the sole Member shall be issued and shall be deemed to own 100% of the member interest of the Company. Such member interest shall not be certificated.

          (b) The sole Member may from time to time contribute or cause to be contributed to the Company such additional money or property as the sole Member may desire to contribute, provided that at no time shall the sole Member be required to contribute any cash or property other than the aforesaid sum of One Thousand and 00/100 Dollars ($1,000.00).

                                    ARTICLE 4
                           BOOKS; ACCOUNTING; REPORTS

     4.1  BOOKS AND RECORDS; INSPECTION.

          (a) The Company shall keep, or cause to be kept, complete and accurate books and records of account of the Company. The Company shall maintain the following at its principal business office: (i) a writing setting forth the sole Member's full name and last known business address; (ii) a copy of the Certificate, including all certificates of amendment thereto and executed copies of all powers of attorney pursuant to which the Certificate or any certificate of amendment has been executed; (iii) copies of the Company's Federal, state and local income tax returns and reports, if any, for the three (3) most recent Fiscal Years of the Company; (iv) copies of this Agreement and of any financial statements of the Company for the three (3) most recent Fiscal Years of the Company; and (v) all other records required to be maintained pursuant to the Act.

          (b) The sole Member shall have the right, at all reasonable times and upon reasonable notice during usual business hours, to audit, examine and make copies of or extracts from the books of account of the Company for any purpose reasonably related to such Member's interest as the sole Member of the Company. Such right may be exercised through any agent or employee of such Member designated by it or by a certified public accountant designated by such Member. The sole Member shall bear all expenses incurred in any examination made for such Member's account.

     4.2  FILING OF RETURNS AND OTHER WRITINGS.

          (a) The Company shall cause the preparation and timely filing of all Company tax returns and shall timely file all other writings required by any governmental authority having jurisdiction to require such filing.

          (b) The provisions of this SECTION 4.2 shall survive the termination of the Company and shall remain binding for as long a period of time as is necessary to resolve with the Internal Revenue Service or other governmental authority any and all matters regarding the Federal income or other taxation of the Company or the sole Member.

     4.3 RESERVES. The Company may establish such reserves as the Manager shall from time to time determine to be necessary or appropriate.

                                    ARTICLE 5
                                   ALLOCATIONS

     5.1 ALLOCATION OF PROFIT AND LOSS. The profit and loss of the Company for each Fiscal Year shall be attributed to the sole Member. For purposes of determining profit, loss or any other items allocable to any period, profit, loss and any such other items shall be determined on a daily, monthly or other basis, as determined by the Manager using any permissible method under the Code and the Treasury Regulations promulgated thereunder.

     5.2 TAX ALLOCATIONS. All items of income, gain, loss, deduction or credit shall be attributed to the sole Member, as required by law.

                                    ARTICLE 6
                                  DISTRIBUTIONS

     6.1 DISTRIBUTIONS OTHER THAN PROCEEDS OF ANY LIQUIDATING TRANSACTION. Subject to SECTION 6.2, Section 18-607 of the Act and any other applicable law, Available Cash shall be applied and distributed from time to time, as the Manager shall determine, to the sole Member.

     6.2 PROCEEDS OF ANY LIQUIDATING TRANSACTION. Upon the occurrence of any transaction (a "LIQUIDATING TRANSACTION") involving the sale or other disposition of all or substantially all of the assets of the Company, all Available Cash resulting therefrom (or from any other source during the period of winding up of the Company) shall be applied FIRST to the payment of any debts or liabilities of the Company to creditors (including, as applicable, the sole Member in its capacity as a creditor) or to the funding of reserves for debts or liabilities not then due and owing and for contingent liabilities to the extent deemed reasonable by the Manager and THEN to the sole Member. It is understood and agreed that all payments under this SECTION 6.2 shall be made as soon as reasonably practicable and in any event by the end of the Fiscal Year in which such Liquidating Transaction occurs or, if later, within ninety (90) days after the date of such Liquidating Transaction.

                                    ARTICLE 7
                       RIGHTS AND OBLIGATIONS OF MEMBERS;
                      MANAGEMENT OF THE COMPANY'S BUSINESS

     7.1 LIMITED LIABILITY. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the sole Member shall not be obligated personally for any such debt, obligation or liability of the Company by reason of being a member of the

Company. The sole Member shall not be required to lend any funds to the Company.

     7.2  MANAGEMENT AND CONTROL.

          (a) The sole Member, in its capacity as such: (i) shall not participate in the management or control of the business of, or transact any business for or on behalf of, the Company; (ii) shall have no voting rights, except as specifically provided in this Agreement; and (iii) shall have no power to sign for or bind the Company. The Sole Member shall, however, have the approval rights expressly set forth elsewhere in this Agreement or specifically required by the Act.

          (b) Except as otherwise specifically provided in this Agreement, the Manager shall have full authority and responsibility and exclusive and complete discretion in the management, control, operation and disposition of the business and assets of the Company for the purposes herein stated, shall make all decisions affecting the Company's business and assets and shall have full, complete and exclusive discretion to take any and all actions that the Company is authorized to take and to make all decisions with respect thereto. The Manager may appoint a President, one or more Vice Presidents, a Treasurer and a Secretary and such other officers as the Manager shall deem appropriate, each of which officers may, to the extent provided by the Manager, have the powers attendant to a similar officer of a Delaware corporation. Except as otherwise provided by the Act, the Manager shall not be personally liable for any of the debts, liabilities, obligations or contracts of the Company, nor shall the Manager, in its capacity as such, be required to contribute or lend any funds to the Company.

          (c) Subject to the express provisions of this Agreement, the Manager shall have the authority to execute on behalf of the Company, as its authorized signatory, such agreements, contracts, instruments and other documents as it shall from time to time approve, such approval to be conclusively evidenced by its execution and delivery of any of the foregoing, including, without limitation: (i) checks, drafts, notes and other negotiable instruments; (ii) deeds of trust and assignments of rights; (iii) contracts for the sale of assets or relating to consulting, advisory or management services, deeds, leases, assignments and bills of sale; and (iv) loan agreements, mortgages, security agreements, pledge agreements and financing statements. The signature of the Manager on any such instrument, agreement, contract, lease, conveyance or document, or upon any check, draft, note or other negotiable instrument, shall be sufficient to bind the Company in respect thereof and shall conclusively evidence the authority of the Manager with respect thereto, and no third person need look to the application of funds or authority to act or require the joinder or consent of any other party.

     7.3  EVIDENCE OF AUTHORITY, ETC.

          (a) Any Person dealing with the Company may rely on a certificate signed by the Manager as to:

                    (i) the identity of the sole Member, the Manager or the officers, employees or agents of the Company;

                    (ii) the existence or nonexistence of any fact or facts which constitute conditions precedent to acts by the sole Member, the Manager, or any officer, employee or agent or are in any other manner germane to the affairs of the Company;

                    (iii) who is authorized to execute and deliver any instrument or document on behalf of the Company;

                    (iv) the authenticity of a copy of this Agreement and amendments hereto;

                    (v) any act or failure to act by the Company or as to any other matter whatsoever involving the Company, the sole Member, the Manager, or any officer, employee or agent; or

                    (vi) the authority of the Manager or any officer, employee or agent or other Person to act on behalf of the Company.

     7.4 DESIGNATION OF MANAGER. The sole Member hereby confirms the designation of the Person specified as the Manager in the first paragraph of this Agreement as the Manager. By execution of this Agreement, such Person hereby accepts such designation.

     7.5  OTHER BUSINESS, ETC.

          (a) The Manager, sole Member and any Affiliate thereof may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others, and the Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

          (b) Unless otherwise approved by the Company, no Person shall use any proprietary or confidential information owned by the Company other than for the benefit of the Company, whether or not such Person remains a Member, Affiliate, Manager, director, officer or employee of the Company.

     7.6 STANDARD OF CARE: INDEMNIFICATION OF MEMBERS, OFFICERS, EMPLOYEES AND AGENTS.

          (a) No Member shall have any personal liability whatsoever to the Company or any other Member on account of such Member's status as a Member or by reason of such Member's acts or omissions in connection with the conduct of the business of the Company.

          (b) The Company shall indemnify and hold harmless each Member and the affiliates of any Member (each an "Indemnified Person") against any and all losses, claims, damages, expenses and liabilities (including, but not limited to, any investigation, legal and other reasonable expenses incurred in connection with, and any amounts paid in settlement of, any action, suit, proceeding or claim) of any kind or nature whatsoever that such Indemnified Person may at any time become subject to or liable for by reason of the formation, operation or termination of the Company, or the Indemnified Person's acting as a Member under this Agreement, or the authorized actions of such Indemnified Person in connection with the conduct of the affairs of the Company (including, without limitation, indemnification against negligence, gross negligence or breach of duty). The indemnities provided hereunder shall survive termination of the Company and this Agreement. Costs and expenses that are subject to indemnification hereunder shall, at the request of any Indemnified Person, be advanced by the Company to or on behalf of such Indemnified Person prior to final resolution of a matter, so long as such Indemnified Person shall have provided the Company with a written undertaking to reimburse the Company for all amounts so advanced if it is ultimately determined that the Indemnified Person is not entitled to indemnification hereunder.

          (c) The contract rights to indemnification and to the advancement of expenses conferred in this Section 7.6 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of the Members or otherwise.

          (d) The Company may maintain insurance, at its expense, to protect itself and any Member, employee or agent of the Company or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware Act.

          (e) The Company may, to the extent authorized from time to time by the Members, grant rights to indemnification and to advancement of expenses to any officer, employee or agent of the Company to the fullest extent of the provisions of this Section 7.6 with respect to the indemnification and advancement of expenses of Members of the Company.

          (f) Notwithstanding the foregoing provisions of this Section 7.6, the Company shall indemnify an Indemnified Person in connection with a proceeding (or part thereof) initiated by such Indemnified Person only if such proceeding (or part thereof) was authorized by the Members; provided, however, that an Indemnified Person shall be entitled to reimbursement of his or her reasonable counsel fees with respect to a proceeding (or part thereof) initiated by such Indemnified Person to enforce his or her right to indemnity or advancement of expenses under the provisions of this
     Section 7.6 to the extent the Indemnified Person is successful on the merits in such proceeding (or part thereof).

                                    ARTICLE 8
                                   TERMINATION

     8.1  EVENTS OF DISSOLUTION.

          (a) In accordance with Section 18-801 of the Act, the Company shall be dissolved and the affairs of the Company wound up upon (i) a determination of the sole Member to dissolve the Company; or (ii) entry of a judicial decree of dissolution.

          (b) Dissolution of the Company shall be effective on the day on which a determination of the sole Member to dissolve the Company occurs or the day on which a judicial decree of dissolution is entered, but the Company shall not terminate until the assets of the Company shall have been distributed as provided herein and a certificate of cancellation of the Company has been filed with the Secretary of State of Delaware.

     8.2 APPLICATION OF ASSETS. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in SECTION 6.2.

                                    ARTICLE 9
                                  MISCELLANEOUS

     9.1  NOTICES.

          (a) Any and all notices, consents, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given only if in writing and the same shall be delivered either in hand or by Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postage prepaid and registered, or with all freight charges prepaid (if by Federal Express or similar carrier).

          (b) All notices, demands and requests to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal.

          (c) All such notices, demands and requests shall be addressed to the address set forth on SCHEDULE A hereto or to such other United States address as the Member may have designated for itself by written notice to the Company in the manner herein prescribed, except that notices of change of address shall be effective only upon receipt.

     9.2 WORD MEANINGS. The words such as "herein", "hereinafter", "hereof" and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

     9.3 BINDING PROVISIONS. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, executors, administrators and legal representatives or successors and assigns, as the case may be, of the party hereto.

     9.4 APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provision of this Agreement shall control and take precedence.

     9.5 SEPARABILITY OF PROVISIONS. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

     9.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement.

     9.7 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the sole Member and the Company with respect to the transactions contemplated herein and supersedes all prior understandings or agreements in respect of such transactions.

     9.8 AMENDMENTS. This Agreement shall not be amended except with the prior written consent of the sole Member. Any consent may be given subject to satisfaction of conditions stated therein.

     9.9 INVESTMENT REPRESENTATIONS. The sole Member understands that its Company Interest has not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), on the grounds that its acquisition of such Company Interest is exempt under Section 4(2) of the Securities Act as not involving a public offering.

     9.10 TAX PRINCIPLES. For so long as the Company is owned by a sole Member, it shall be treated as a disregarded entity for Federal and state income tax purposes pursuant to Sections 301.7701-2 and 301.7701-3 of the Treasury Regulations and corresponding provisions of state law. Upon the admission to the Company of more than one Member, the Company shall be treated as having become, in the manner prescribed by Sections 301.7701-2 and 301.7701-3 of the Treasury Regulations and Internal Revenue Service Revenue Rulings 99-5 and 99-6, a partnership for Federal and state income tax purposes pursuant to Sections 301.7701-2 and 301.7701-3 of the Treasury Regulations and corresponding provisions of state law, and this Agreement will be amended accordingly to reflect the same.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement under seal as of the day and year first above written.

                                       PJC SPECIAL REALTY HOLDINGS, INC.,
                                       a Delaware corporation


                                       By: /s/ Michel Coutu
                                          --------------------------
                                          Michel Coutu
                                          President

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

                                  SCHEDULE A TO
             PJC REALTY N.E. LLC LIMITED LIABILITY COMPANY AGREEMENT

     Name and Address                                      Company Interest
     ----------------                                      ----------------
                MEMBER
     PJC Special Realty Holdings, Inc.                           100%
     50 Service Avenue
     Warwick, Rhode Island 02886

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                    Page
                                                                                                    ----
ARTICLE 1    DEFINITIONS                                                                               1
ARTICLE 2    FORMATION OF LIMITED LIABILITY COMPANY                                                    3
     2.1              Formation                                                                        3
     2.2              Company Name                                                                     3
     2.3              The Certificate, Etc                                                             3
     2.4              Principal Business Office, Registered Office and Registered Agent                3
     2.5              Term of Company                                                                  3
     2.6              Purposes                                                                         3
     2.7              Powers                                                                           3
ARTICLE 3    CAPITALIZATION                                                                            5
     3.1              Capitalization.                                                                  5
ARTICLE 4    BOOKS; ACCOUNTING; REPORTS                                                                5
     4.1              Books and Records; Inspection.                                                   5
     4.2              Filing of Returns and Other Writings.                                            5
     4.3              Reserves                                                                         6
ARTICLE 5    ALLOCATIONS                                                                               6
     5.1              Allocation of Profit and Loss                                                    6
     5.2              Tax Allocations                                                                  6
ARTICLE 6    DISTRIBUTIONS                                                                             6
     6.1              Distributions Other Than Proceeds of Any Liquidating Transaction                 6
     6.2              Proceeds of Any Liquidating Transaction                                          6
ARTICLE 7    RIGHTS AND OBLIGATIONS OF MEMBERS; MANAGEMENT OF THE COMPANY'S BUSINESS                   6
     7.1              Limited Liability                                                                6
     7.2              Management and Control.                                                          7
     7.3              Evidence of Authority, Etc.                                                      7
     7.4              Designation of Manager                                                           8
     7.5              Other Business, Etc.                                                             8
     7.6              Standard of Care; Indemnification of Members, Officers, Employees and Agents.    8
ARTICLE 8    TERMINATION                                                                               9
     8.1              Events of Dissolution.                                                           9
     8.2              Application of Assets                                                           10
ARTICLE 9    MISCELLANEOUS                                                                            10
     9.1              Notices.                                                                        10
     9.2              Word Meanings                                                                   10
     9.3              Binding Provisions                                                              10
     9.4              Applicable Law                                                                  10

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                    Page
                                                                                                    ----
     9.5              Separability of Provisions                                                      10
     9.6              Counterparts                                                                    11
     9.7              Entire Agreement                                                                11
     9.8              Amendments                                                                      11
     9.9              Investment Representations                                                      11
     9.10             Tax Principles                                                                  11

                                     - 16 -